Sub-Item 77O (1)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.

On January 13, 2016, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 203 3.650% Notes due 2026 issued by Anheuser-Busch InBev Finance Inc. (CUSIP No. 035242AP1) (the "Notes") at a purchase price of $99.833 per Note, including underwriter compensation of 0.450%. The Notes were purchased from Barclays Capital Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

ANZ Securities Inc.
Banca IMI S.p.A.
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Citigroup Global Markets Inc.
Commerz Markets LLC
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
ING Financial Markets LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mitsubishi UFJ Securities (USA), Inc.
Mizuho Securities USA Inc.
Rabo Securities USA, Inc.
RBS Securities Inc.
Santander Investment Securities Inc.
SMBC Nikko Capital Markets Limited
Société Générale
TD Securities (USA) LLC
UniCredit Capital Markets LLC
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on May 2, 2016. These materials include additional information about the terms of the transaction.

February 2015

Fund Name: BNY Mellon Absolute Insight Multi-Strategy Fund

EXHIBIT B

PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: BNY Mellon Absolute Insight Multi-Strategy Fund
2. Anticipated Purchase Date: January 13, 2016
3. Total Net Assets of Account/Fund: $100,360,601
4. Type and Description of Security to be Purchased: ANHEUSER-BUSCH INBEV NV, 3.65%, 2/1/26
5. Credit Rating of Security (Rating/Rating Agency): Moody's A3 / S&P A- / Fitch A
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Barclays Capital
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets LLC
8. Issue Size: $11,000,000,000
9. CUSIP: 035242AP1
10. Amount Purchased by Account/Fund: 203 units
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.00185%
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.20%
13. Purchase Price of Securities (if at par, so state): 99.833
14. Commission/Spread Received by Principal Underwriters: 0.450%
15. Yield (as applicable): 3.65 %
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase 3.65 %
17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

++

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes):
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes):

++

Sub-Item 77O (2)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.

On February 12, 2016, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 100 1.125% Notes due 2021 issued by United Technologies Corporation (CUSIP No. 913017CD9) (the "Notes") at a purchase price of $111.7214 per Note, including underwriter compensation of 0.37%. The Notes were purchased from BNP Paribas, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Banco Santander, S.A.
Barclays Bank PLC
BNP Paribas
BNY Mellon Capital Markets, LLC
Citigroup Global Markets Limited
Commerzbank Aktiengesellschaft
Deutsche Bank AG
Goldman, Sachs & Co.
HSBC Bank plc
J.P. Morgan Securities plc
Merrill Lynch International
Mitsubishi UFJ Securities International plc
Mizuho International plc
RBC Europe Limited
SMBC Nikko Capital Markets Limited
Société Générale
Standard Chartered Bank
The Williams Capital Group, L.P.
UniCredit Bank AG
Wells Fargo Securities International Limited

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on May 2, 2016. These materials include additional information about the terms of the transaction.

Sub-Item 77O (3)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.

On March 16, 2016, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 93 12-year 2.000% Notes due 2028 issued by Anheuser-Busch InBev SA/NV (CUSIP No. JK4827529) (the "Notes") at a purchase price of $111.9684 per Note, including underwriter compensation of 0.475%. The Notes were purchased from Deutsche Bank AG, a member of the underwriting syndicate of which BNY Mellon Capital Markets EMEA Limited, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets EMEA Limited received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Australia and New Zealand Banking Group Ltd
Banca IMI S.p.A.
Banco Santander, S.A.
Barclays Bank PLC
BNP Paribas
BNY Mellon Capital Markets EMEA Limited
Citigroup Global Markets Limited
Coöperatieve Rabobank U.A.
Commerzbank Aktiengesellschaft
Deutsche Bank AG
HSBC Bank plc
ING Bank N.V.
Merrill Lynch International
Mitsubishi UFJ Securities International plc
Mizuho International plc
SMBC Nikko Capital Markets Limited
Société Générale
TD Securities (USA) LLC
The Royal Bank of Scotland plc
UniCredit Bank AG
Wells Fargo Securities International Limited

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on May 2, 2016. These materials include additional information about the terms of the transaction.

Sub-Item 77O (4)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.

On March 16, 2016, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 99 20-year 2.750% Notes due 2036 issued by Anheuser-Busch InBev SA/NV (CUSIP No. JK4828493) (the "Notes") at a purchase price of $110.6844 per Note, including underwriter compensation of 0.60%. The Notes were purchased from Deutsche Bank AG, a member of the underwriting syndicate of which BNY Mellon Capital Markets EMEA Limited, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets EMEA Limited received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Australia and New Zealand Banking Group Ltd
Banca IMI S.p.A.
Banco Santander, S.A.
Barclays Bank PLC
BNP Paribas
BNY Mellon Capital Markets EMEA Limited
Citigroup Global Markets Limited
Coöperatieve Rabobank U.A.
Commerzbank Aktiengesellschaft
Deutsche Bank AG
HSBC Bank plc
ING Bank N.V.
Merrill Lynch International
Mitsubishi UFJ Securities International plc
Mizuho International plc
SMBC Nikko Capital Markets Limited
Société Générale
TD Securities (USA) LLC
The Royal Bank of Scotland plc
UniCredit Bank AG
Wells Fargo Securities International Limited

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on May 2, 2016. These materials include additional information about the terms of the transaction.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/15/16

1st Quarter 2016